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                                                                     EXHIBIT 21


                           Subsidiaries of Registrant


         The Company has the following subsidiaries, all of which are wholly owned and included in the consolidated financial statements.


                                                              State or Country
Name of Subsidiary                                            of Incorporation
------------------                                            ----------------
BEM Services, Inc.                                            Ohio

Brush Ceramic Products Inc.                                   Arizona

Brush Wellman Inc.                                            Ohio

Brush International, Inc.                                     Ohio

Brush Resources Inc.                                          Utah

Brush Wellman GmbH                                            Germany

Brush Wellman (Japan), Ltd.                                   Japan

Brush Wellman Limited                                         England

Brush Wellman (Singapore) Pte Ltd.                            Singapore

CERAC incorporated                                            Wisconsin

Circuits Processing Technology, Inc.                          California

OMC Scientific Holding Limited                                Ireland

Technical Materials, Inc.                                     Ohio

Thin Film Technology, Inc.                                    California

Williams Advanced Materials Inc.                              New York

Williams Advanced Materials Pte Ltd.                          Singapore

Williams Advanced Materials (Netherlands) B.V.                Netherlands

Zentrix Technologies Inc.                                     Arizona